77Q1(a)

                             MFS INSTITUTIONAL TRUST

                     MFS INSTITUTIONAL LARGE CAP GROWTH FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 16, 2004, as amended, (the Declaration), of MFS Institutional Trust (the Trust), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Institutional Large Cap Growth Fund, a series of the Trust, has been terminated.





IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of December 28, 2006, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.





ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

CityplaceDallas StateTX  PostalCode75230


MICHEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston StateMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning
addressStreet13 Rockyledge Road

Swampscott MA  01907


CityplaceLAWRENCE T. PERERA

CityplaceLawrence T. Perera
addressStreet18 Marlborough Street

CityplaceBoston PostalCodeMA  PostalCode02116


ROBERT C. POZEN

Robert C. Pozen

PostalCodePostalCode9 Arlington Street
PostalCodePostalCodeBoston PostalCodeMA PostalCode02116


J. DALE SHERRATT

J. Dale Sherratt
PostalCodePostalCode86 Farm Road

Sherborn MA  01770


LAURIE J. THOMSEN

Laurie J. Thomsen

PostalCodePostalCode235 Nashawtuc Road
PostalCodePostalCodeConcord PostalCodeMA PostalCode01742


ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

PostalCodePostalCodeNaples PostalCodeFL  PostalCode34108